UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 7, 2016

VENTAS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-10989	61-1055020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

353 North Clark Street, Suite 3300, Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 483-6827

Not Applicable
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 7, 2016, Walter C. Rakowich, retired Chief Executive Officer of Prologis, and Roxanne M. Martino, Chief Executive Officer of Aurora Investment Management, were elected to the Board of Directors (the “Board”) of Ventas, Inc. (the “Company”).  The Board also appointed Mr. Rakowich to the Company’s Audit and Compliance Committee and Ms. Martino to the Company’s Executive Compensation Committee.

A copy of the press release issued by the Company on June 7, 2016 announcing the elections of Mr. Rakowich and Ms. Martino to the Board is filed herewith as Exhibit 99.1 and incorporated in this Item 5.02 by reference.

Item 9.01.	Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits:

Exhibit Number	Description
99.1	Press release issued by the Company on June 7, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENTAS, INC.

Date:	June 7, 2016	By:	/s/ T. Richard Riney
T. Richard Riney
Executive Vice President, Chief
Administrative Officer and
General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release issued by the Company on June 7, 2016.